Form C

Cover Page

Name of issuer:

South Austin Beer Partners, LLC dba South Austin Brewery

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: TX

Date of organization: 9/16/2013

Physical address of issuer:

415 East St. Elmo Rd. #1
Austin TX 78745

Website of issuer:

http://southaustinbrewery.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- [ ] Common Stock
- [ ] Preferred Stock
- [x] Debt
- [ ] Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/28/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$398,638.00	$52,042.00
Cash & Cash Equivalents:	$23,347.00	$21,495.00
Accounts Receivable:	$6,608.00	$13,610.00
Short-term Debt:	$259,736.00	$180,500.00
Long-term Debt:	$565,041.00	$580,124.00
Revenues/Sales:	$576,766.00	$259,163.00
Cost of Goods Sold:	$105,073.00	$276,227.00
Taxes Paid:	$0.00	$0.00
Net Income:	($181,769.00)	($561,639.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

South Austin Beer Partners, LLC dba South Austin Brewery

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Bryan Wallace	Sr. Director, Strategic Accounts	Accruent LLC	2014
Martyn Buffler	Managing Partner	South Austin Brewery	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Martyn Buffler	Managing Partner	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Evolving, Competitive Market. The craft and specialty beer market is a quickly evolving market with a great deal of competition. There is no clear indication where this threshold is or may be for the number of new beers and breweries in the US.

The Local and national beer market is competitive with most of the beer being controlled, distributed by the large houses, Miller, Coors and Bud. This presents both challenges and opportunities in its current framework.

Capital Intensive Industry. Brewing beer is capital intensive enterprise. We are currently looking to purchase a centrifuge which is a large capital expense and which portions of this raise will be dedicated towards. The centrifuge will allow us to distribute nationally by increasing the stability (and, as a result, the self life) of the product. If this raise fails or we are unable to purchase the centrifuge for other reasons, this would have an adverse affect on our plans to increase our revenue streams.

Regulated Market. Most states operate under antiquated sales and distribution laws tied to the 3-tier system. These are very different in each state and many are being challenged, changed as we speak.

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state
securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

Possible delays in state permitting to obtain licensing for distribution. The process has take 2-3 months to obtain approval from various states. Once we are approved we will required to choose a distributor.

Uncertain Revenue. In terms of revenue, it could be that our financial projections are not accurate or that it takes longer (if at all) to meet projections. If this is the case, our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. We are a start-up company with historical revenues to date. It is important to note, that while repayment dates are structured as quarterly, the repayment amount is not necessarily a fixed amortization schedule. Rather, the repayment is structured as 10% gross revenue until 1.5x is repaid.

Potential supply chain issues. As a new fairy new brewery there is a chance that we could experience supply chain issues with ingredients due to lack of a long-standing relationship with suppliers. For example, if there were a hop scarcity, there is a risk that we would have to amend our list of prototype brews to date. Thus creating a concern for quality control and sourcing for our tap-room and distribution capabilities. This applies to all aspects of the brewery including raw and production materials.

Delay in equiptment delivery. Although equipment has been sourced and is currently available, there could be a delay in delivery of key pieces of equipment. South Austin Blue Brewery may experience a delay in funding or pick-up, a situation could arise that would cause us to source elsewhere. Should we have to commission new equipment, other than what has been sourced, there could be a "delay in opening" due to lengthy fabrication times. Although we have no reason to believe we will live this scenario, as with most things - these risks do exist.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: Funds will be used for marketing programs, establishing distribution and initial and ongoing licensing agreements, and a keg washer.

If we raise: **$150,000**

Use of Proceeds: Funds will be used for critical sales resources and programs along production materails and equipment. Plus, a new SAB Evel Van - CIP System.

If we raise: **$300,000**

Use of Proceeds: Funds will be used for national sales/marketing programs, product marketing work and
key production and brew house equipment

If we raise: **$750,000**

Use of Proceeds: Expanded national marketing and sales programs and merchandising programs. Strategic alliance and partnership development. Create national sales force and marketing structure. Additional equipment for lager beers and equipment. SAB transportation, Vans and beer filter system

---

If we raise: **$1,000,000**

Use of Proceeds: Expanded production facility and international sales opportunities. Export business.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is is the amount invested by the investor. The company will use 3% of its net revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly, starting one year after the Date of Loan. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount).

For investors who invest as part of the first 200K of the round, they will receive 2x their principle investment (instead of the 1.5x) for the portion of their investment that is part of the first 200K of the round.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

The form of the notes is provided in Appendix B, Investor Contracts. The form of the notes is Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **South Austin Beer Partners LLC** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
				No
Common Stock			Choose	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, the principal unitholder(s) may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of the principal unitholder(s), and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, the principal unitholder(s) may change the terms of the operating agreement for the Company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. The principal unitholder(s) also may force the Company to prepay the promissory notes before their maturity date. The principal unitholder(s) may make changes that affect the tax treatment of the Company in ways that are unfavorable to the Investor but favorable to them. The principal unitholder(s) may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. The principal unitholder(s) may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The principal unitholder(s) have the right to redeem their securities at any time. The principal unitholder(s) could decide to force the Company to redeem their securities at a time that is not favorable to the Investor and is damaging to the Company. The exit of the principal unitholder(s) may affect the value of the Company and/or its viability.

Based on the factors described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company.

Issuer Repurchase of Securities/Prepayment of Notes. The Company has the right to repay principal and interest on the promissory notes at any time prior to the maturity date. If the Company repays principal and interest on the notes early, Investor will receive fewer interest payments than expected at purchase.

A sale of the issuer or of assets of the issuer. As a noteholder with no voting rights, the Investor will have no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the management of the Company to manage the Company so as to maximize value for unitholders and ensure full payment of noteholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the management of the Company. If the management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the amount received will be sufficient to repay Investor and other noteholders.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and management of the Company will be guided by their good faith judgment as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

David Gottfried $60,643.79; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

Able Lending $200,000 - Balance $187,214.00; 11.74% APR. Term: 36 months starting June 2016.

Bryan Wallace $215,000 - Equipment loan / paid back after investors; To be paid over 4 years at no interest after Equity investors are paid back

Wallace $101,550 - 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

Brightwell $ 4,975; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

Buffler Advance $ 8,200; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

Buffler $ 3,050; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
2/2014	Section 4(a)(2)	Priced Round	$400,000	General operations
3/2015	Section 4(a)(2)	Priced Round	$496,667	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Bryan Wallace (director) $215,000 - Equipment loan / paid back after investors; To be paid over 4 years at no interest after Equity investors are paid back
Bryan Wallace (director) $101,550 - 3% annual interest. Loan to be paid over 36 months starting 05/01/2017
Martyn Buffler (director/officer) Advance $ 8,200; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017
Martyn Buffler (director/officer) $ 3,050; 3% annual interest. Loan to be paid over 36 months starting 05/01/2017

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.: “We are a growing brewery and brewpub preparing to expand our footprint across the US. Leveraging our market knowledge and experience, supplier, distributor and vendor relationships to help grow the SAB Evel Ale brand both here in Texas and across the US.

Revenue: Our business has 3 lines of revenue: Distributors sales, Taproom sales and Direct sales. In 2015 total income from all lines was $576,765.23. Distributor sales represented 91.00 % of total income.

Taproom sales of $34,864.06 represented
6.2 % of our total revenue during the year-ended 12.31.15

Historical Milestones: We originally founded our
business in 2014 to launched our beer in 16 oz cans and kegs. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- Q2 2014 – Launched initial beers to market in Austin Texas. Kolbeer, TPA and our Bock

- Q4 2014 – Launched two new additional beers, Crossroads Coffee stout and Six String Saison.

- Q1 2015 – Added additional fermentation tanks to increase production capacity. (3 60bbl tanks)

- Q2 2015 – Added additional bright tank for expanded capacity (kegging and canning)

- Q2 2015 SAB signs licensing deal with Evel Knievel family to produce Evel Ale / beer

- Q4 2015 – Decision to move to 12oz cans – Kol, TPA and Evel Ale (new beer) with core brands.

- Q4 2105 – Added Canning line

- Q4 2015 - Evel Ale makes its debut. Within 3 months of the launching Evel Ale, becomes SABs #1 brand and is being sold in all major Texas markets.

- Q4 2105 - SAB opened initial taproom
- Q1 - 2016 –Evel Ale makes its NASACR debut at Texas Motor Speedway
- Q2 - 2016 - SAB develops partnership with Evel Knievel Museum in Topeka Kansas and is featured at the soft opening of the Evel Knievel Museum in Topeka, Kansas
- Q2 2016 - Evel Ale debuts at Evel Knievel Days in Butte, Montana - Summer 2016
- Q3 2016 - Sponsor of the Evel Spirit - Return to Snake River 9.16.16 Launch (successful)
- Q4 2016 - SAB opened new expanded taproom and sound stage.

We have expanded our production capacity; beer availability and internal capabilities, particularly with new markets outside of Austin with our 12oz cans in 2016. We have added capacity that has allowed us to increase our production capacity from 2014 to 2016 and prepare for expansion.

Our growth has accelerated from 2014 to 2015. As an early-stage company entering our 3rd year we have experienced some losses thus far in our operating history, although these losses are diminishing significantly as income and production increase.

Our total revenue in 2014 grew from $259,162.79 to $576,765.70 in 2015. A 122% increase during the year ending 2015, up $317,602 from $ 259,162.00 during the previous year.

Our net income was $ -181,769.0 during the year ending in 2015, a decrease of $ -368,326.00 thousand from the prior year. 2014 net income was $ -561,711.98.

We expect to continue togrow our business; diversify and increase our lines of revenue with direct sales, the opening of the taproom and expanded regional and nationaldistribution for our beers. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) willcontinue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. We generally expect to see new trends in our revenue and cash flows in the coming years with the partnerships and new market opportunities. Nonetheless, it may take time (years) before Investors see a return on their investment, if they do at all.

Liquidity.

Our cash and cash equivalents at 12.31.15 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital and needed resources for our Company. The capital will be sued to pursue
the following items.

The purpose of this offering is to raise funds for our general business operations and support the national expansion of Evel ale. In addition we plan to use funds to purchase additional equipment for national expansion and scalability. Details described in the "use of proceeds" section below.

The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability with national expansion.

Capital Resources. We have financed our operations through private sales of shares (membership units) of and internally generated positive cash flow, borrowings under asset-based lines of credit, short- and/or long-term notes payable, etc.

Historical Results of Operations. Our total revenue increased by $259,162.79 in the first year and grew to $576,765.70, or by $317,602, from the prior year to 2015. This increase was primarily driven by new products, new markets.

We expect these trends tocontinue in the current fiscal year and in the coming few fiscal years, due to nationalexpansion and addition new products. We expect our revenue to grow at
increasing rates in the coming few fiscal years, due to our national marketing & sales campaign for Evel Ale and our core brands

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://southaustinbrewery.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- South Austin RevShare 1.5x
- South Austin RevShare 2x

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Bryan Wallace
- Martyn Buffler

WEFUNDER

FOLLOW US FOR UPDATES   SHARE   TWEET

INVEST IN SOUTH AUSTIN BREWERY

Texan brewery, makers of Evel Ale, the official Evel Knievel Tribute Beer

$0

raised of $0 goal

$100 mi

INVEST

Wefunder Portal LLC

Revenue Share

10% of net revenues | 1.5X investment amount

South Austin Brewery will pay investors 10% of net revenues until 100% of your principal is returned plus 50% on top.

EARLY BIRD BONUS: 2X REVENUE SHARING
Investors who fund the first $200,000 of this fundraise will receive 100% of their principal and an additional 100% on top.

INVESTOR PERKS

$500+	Pintglass
$1,000+	Evel Ale Collateral Box
	Signature Evel Ale Beer can (signed)
	Koozie and poster

See $10,000 perks

"We're an award-winning craft brewery/brewpub inspired by tradition, music and people like the legendary daredevil Evel Knievel. We have the licensing rights to the official Evel Knievel tribute brew: Evel Ale, a 70s style blonde ale brewed for generations, inspired by the legend himself. With other unique brews like our award-winning Kolsch, Crossroads Coffee Stout, Texas Pale Ale and more, South Austin Brewery is already on shelves in over 900+ stores in Texas alone. We're now ready to go big.



Martyn Buffler
MANAGING PARTNER, SOUTH AUSTIN BREWERY

OUR AMBITION

We've doubled our sales from 2014 to 2015 and are on track to do the same in 2017—and that's just in Texas. We've added 2 new states and are ready to distribute in 15 more by 2018. Our facility can handle 3x our current production and we're prepared to rev it up. The demand of our new Evel Ale gives us the leverage to expand nationally, then internationally. Our goal is to ride the craft beer trend (growing 16% every year since 2010) and have Evel Ale and our classic Texas beers on every shelf.

KEY FACTS

- SAB on track to hit $1 million in sales in 2017; 2x growth year over year 2014-2015
- South Austin Brewery has licensing rights to Evel Knievel's tribute beer, Evel Ale.
- Distributing to 900+ stores in Texas, expanding to 15 more states in 2017-2018
- Official beer of the Evel Knievel Museum & sponsor of Doug Danger and the Spirit Skyrocket
- Craft beer market is worth $22 billion, growing by 16% every year since 2010

southaustinbrewery.com

WHY I LIKE SOUTH AUSTIN BREWERY

"*When I first took on resurrecting Evel Knievel Enterprises; one of the first goals I set was to help launch an officially licensed all American Evel Knievel brand of beer here in the United States. The primary obstacle was finding the right brewery that shared my passionate vision.*

When I met Martyn Buffler and his team at South Austin Brewery, I knew we had found the right person and brewery. We all worked closely on the concept, design & dream that's now a reality. Evel Ale, a tribute to the quintessential daredevil Evel Knievel. The beer is an expression of passion and individuality. Martyn is more than just an entrepreneur, he's a visionary focused on innovation. He's surrounded
himself with a solid and experienced team. This is the kind of leadership that is needed to guide the SAB team to the next level and deliver Evel Ale to market

nationally. I am excited to be apart of this project as both an investor and partner.



Lathan McKay

PRESIDENT OF EVEL KNIEVEL ENTERPRISES IS AN AMERICAN CURATOR, ACTOR, PRODUCER, AND ENTREPRENEUR

THE BUZZ ABOUT SOUTH AUSTIN BREWERY

> *Evel Knievel had a true love of beer. And the Evel Ale would have made that love only deeper and fiercer!*

Krystal Knievel

Knievel Enterprises Stakeholder, Evel Knievel's Wife & Partner

Burgers, Brew & 'Que Episodes

October 25, 2016

Actor and proud Baltimore native Josh Charles meets up with Michael Symon at his favorite place for crab cakes in a town where everyone fights over where to

Wrench Against the Machine Official Site | Esquire Network

October 25, 2016

The country's most prestigious bike builders put their reputations on the line in the ultimate test of creativity and craftsmanship. Each episode pits two teams in a

Daredevil successfully powers rocket over Snake River Canyon

September 17, 2016

Updated: TWIN FALLS, Idaho (AP) - Professional stuntman Eddie Braun successfully jumped over the Snake River Canyon Friday afternoon in an ode to his

DAREDEVILS & BEER: A MATCH MADE IN HEAVEN

We're an award-winning Texan brewery and the makers of Evel Ale—the tribute brew to the legendary an iconic daredevil, Evel Knievel.

Evel Knievel was a notorious beer-lover. And like him, we want our customers to feel bold, ambitious, maybe even a little daring. Though not our first beer, Evel Ale is quickly becoming our most popular beer. At it's debut at Evel Knievel Days, we sold out of three days worth of Evel Ale in just a few hours.







MEET OUR BEERS

Our portfolio is diverse, unique, and award-winning.

Our craft beers are delicious enough to both spearhead our flagship brick-and-mortar pub as well as hold their own at over 900+ stores across Texas. In just over two years, South Austin Brewery has become such a local favorite that we've more than doubled our number of barrel production every single year.


EVEL
ALE

The One and Only Evel Ale

"Evel Knievel is the fountain of youth" The embodiment of living one's dreams, the manifestation of nothing into everything, and failing into flying high."

- Lathan McKay, President of Evel Knievel Enterprises

How it Tastes: Easy drinking blonde ale, light in body with a slight hoppy flavor and bitterness in check. Evel Ale our tribute to the quintessential daredevil. It is also an expression of passion and individuality. Brewed with the finest domestic ingredients, this All-American blonde ale is light in body and hop bitterness but heavy on personality.


Kol'
BEER

Kol' Beer


CROSS
ROADS

Crossroads

Clean, crisp, refreshing Kolsch. A perfect balance between malt and hops with a full flavor and easily drinkable.

A robust coffee stout. Big malty and roasted flavor, brewed with a unique blend of roasted barley, chocolate malt and oats.


TPA

Texas Pale Ale

Big hoppy up front, clean, balanced, smooth finish. Heavy doses of late-addition American hops gives our TPA a big hop flavor and aroma.


SIX STRING SAISON

Six String Saison

Spicy, Citric, Funky & Complex. Our take on the Franco-Belgian style farmhouse ale; could be described as an Imperial.

CRAFT BEER IS RISING FAST

Today, $25 billion barrels of craft beer are produced every year.

Craft & specialty beer sales have gone from $6.7 billion to $19 billion in the last five years. The industry has had double-digit growth every year for the past decade. In America, beer is a $100 billion a year industry with specialty and craft beer having just over 12% market share in 2015 (up from 6.5% in 2012).

$22 Billion
size of the craft beer market

12%
craft beer share of beer market

WE DOUBLED SALES FROM 2014 TO 2015

We're on track for continued growth in 2017 and targeting sales of over $1 million.

We opened our doors in early January of 2014 and launched our first beers to market in May; an early success with close to 800 barrels of beer sold. South Austin Brewery then doubled sales in 2015. We're now positioning ourselves for a successful 2017 with the national launch of Evel Ale along with our full line of beers. We've increased our capacity with additional fermenters and bright tanks. SAB is also transitioning to new packaging and moving to the 12oz format from the 16oz. We have also added a state of the art canning line to increase efficiency and meet the growing demand for our beers.


$1.5M
$1.2M
900K
600K
300K
0
2014
2015
2016
Total Barrels Produced Thru August: 4,450
Total Sales Thru August: $1.1M
Total Sales
Total Barrels Produced

OUR BEERS ARE IN OVER 900+ LOCATIONS IN TEXAS ALONE

We're been working with 8 distributors to get South Austin Brewery on every shelf in Texas, then the rest of the U.S.

WE'RE NOW READY TO DISTRIBUTE IN 15 MORE STATES

We plan to leverage the demand of our Evel Ale brand and several of our classic Texas beers for shelf space countrywide.

Our partnership with the Knievel family and Evel Knievel Enterprises has created many opportunities for SAB, becoming the official beer of the Evel Knievel Museum in Topeka Kansas and the Harley Davidson of Topeka and Evel Knievel Days Festival in Butte, Montana. There are over 3,500 microbreweries & brewpubs across the U.S. and what differentiates us is the Evel Ale—the flavor and uniqueness of this brand.


Currently Distributing
Just Added
On Track for 2017

OUR JOURNEY SO FAR

We're ready to produce 3x our current levels, increase margins, and spread our brand.

February 2014

South Austin Brewery Founded

Q2 2015

Granted Licensing Deal for Evel Knievel

Evel Knievel's family grants us the licensing rights to launch Evel Ale.

September 2015


EVEL
ALE

Evel Ale's Debut in Austin

Tthe Evel Ale buzz had spread so quickly that the brewery has received calls from all over the united states and different countries around the world asking how they can acquire a can, a 6-pack, a pint of Evel Ale.

Q1 2016


H·E·B
Fresh Foods

HEB's Feature Beer

Evel Ale quickly becomes SAB's number one brand and is being sold in all major Texas markets. Featured beer for HEB Summer campaign. Texas's largest grocery chain.

April 2016


TEXAS

Evel Ale makes its NASACR debut at Texas Motor Speedway

Q2 2016

Partnership with Museum and Harley Davidson of Topeka, KS

Evel Beer to be served at bar & rest at the dealership and museum. Evel Ale merch will be sold at grand opening and ongoing in 2017. Historic EK 20,000 square foot museum will be located next to the dealership.

Summer 2016



15
Evel Knievel

Evel Ale debuts at Evel Knievel Days in Butte, Montana

A 3-day supply of Evel Ale sold out within 4 hours at the beers national preview (Evel KnievelDays), the most popular Evel Knievel event in the world.

Q4 2016


EVEL SPIRIT
EVEL SPIRIT

Partnership/ Sponsorship of Evel Spirit Skyrocket

SAB was proud to help sponsor the Return to Snake River Jump. MB sent 4-5 pictures with rocket and SAB logos etc.

Q4 2016

Launching in Nevada, Florida, Colorado and South Dakota

Q1 2017

Launching in New York, California, Illinois, Pennysylvania

Q2 2017

Key events: Sturgis, Evel Knievel Days, Caesars Palace – Anniversary of Evel's Caesars Palace jump, Evel Knievel Museum Opening

IT'S GONNA BE A WILD RIDE

"There's a little Evel in all of us!"



Here at South Austin Brewery, we believe that. We live that and we invite you to do the same. It's making the choice, even in a small way, to dare to go big. To rev it up and let it rip. That's what this beer—and this Wefunder campaign—are all about.

We created Evel Ale as a classic 1970s style beer brewed in honor of the classic 1970s icon, Evel Knievel. A beer for the ages! It's celebrating the timeless daredevil spirit in all of us, one can at a time.

From the day we brewed the very first batch, Evel Ale captured our patrons taste buds and their imaginations. It quickly leapt in popularity to become the most popular beer brewed by South Austin Brewery. And within just 4 months of launching Evel Ale—with few dollars spent on marketing or awareness—buzz has spread so wildly that the brewery has received, emails-calls from all 50 states and over 5 different countries around the world asking where they could get Evel Ale.

Our vision is to spread the distribution of Evel Ale as wide as the everlasting legend of the man himself. First across America. Then around the world.

We invite you to be a part of that journey. Let's rev it up and let it rip. It's going to be an exciting and wild ride.

Martyn Bufler
CEO, Chief Evel Officer






LIQUID AUSTIN SOUL

MEET THE FOUNDERS


in

Martyn Buffler

Managing Partner

Serial entrepreneur Martyn Buffler brings over 30+ years of combined startup, business management - development and entrepreneurial experience with this opportunity.


SOUTH AUSTIN
EST! 2014
BREWERY
SOUTH AUSTIN
EST! 2014

Russ Hall

Brewmaster

Rus has been involved in the beer industry for just over 20 years. A love of self expression and beer has driven his journey from small town Alaska to Austin, Texas via Portland, Oregon.



Vic Camozzi

20+ years of award winning marketing, advertising and PR experience. He's led national marketing efforts for some of the most successful beer brands in the world, including Negro Modelo and Pacifico.



Bryan Wallace

Board Member

Studied computer science at the University of Texas. Bryan has started multiple companies; his last SaaS software company was acquired by a private equity company in 2014.

AND THE REST OF THE TEAM



Liza Considine

Taproom & Events Manager

Previously employed at several microbrewery's in Charlotte, NC, Liza joined the SAB team in early 2015 helping to evolve the SAB taproom and events venue into what it is today.



Mike Franklin

Head Brewer

Mike's experience of roasting coffee and brewing beer has resulted in the creation of SAB's award winning Crossroads Coffee Stout.

DETAILS

What is South Austin Brewery? ^

In 2014, a group of guys
who were committed to and excited about making exceptional Texas beers founded South Austin Beer Partners LLC. We wanted to focus on the kind of beers that we like to drink and enjoy here in Texas. We're also big fans of music and the live music scene here in Austin. We also wanted a music-centric environment that really represented the Austin culture and ideals. We built a giant sound stage and taproom right in the middle of the brewery that can hold a 10-person band. We recently added a new taproom upstairs for smaller acts and private parties & events.

Our goal is to bring all of that together in an environment where people can come in and hear great music, grab a bite to eat at one of Austin's famous food trucks and enjoy great Texas beers. We call that South Austin vibe, the "liquid soul of Austin".

Can you take us back to the beginning? How did you get started? ^

We were presented with an opportunity to buy the infrastructure of an existing brewery, which allowed us to get off to a quick start. We launched in February of 2014. Our first beer was called Kol'Beer. We wanted a name that really resonated with Texas. Kol'Beer was a quick success and has been our house beer since inception.

We've had several beers that came in sequence after that. The TPA, Texas Pale Ale, an every day, sessionable IPA style beer. We then introduced our Crossroads Coffee Stout along with Belgian-style Ale called 6 String Saison. We also introduced an award winning German style Bock beer called Lukenbock. We also have a very active in house rotating tap selection and the brew team is creating new small batch beers weekly that are served at the taproom.

You're known for the Evel Ale—how did that happen?

One of my investors and good friends Lathan McKay is an aficionado of everything Evel Knievel. He and Kelly Knievel own the largest collection of Evel Knievel paraphernalia in the world. For many years the Knievel family has been trying to find the right partner to make a beer that honor's the late great Evel Knievel. After months of discussion and meetings we were able to work out an agreement to create and bring to market a beer that really honors Knievel legacy. Evel Ale is an all-American blonde ale. To be involved with this brand and person I grew up idolizing was something special just like the beer!

How fast are you growing? How are you measuring growth?

In 2014 we had about $250,000 in sales and produced roughly 850 barrels. The next year we doubled that to about $580,000 in sales and produced close to 2,100 barrels. This year has been a transition year for the brewery. We have added new distributors, changed our can design, size and packaging format. We have also added additional production equipment and tanks. We have also added a new canning line to address the timely nature of production and to become more cost efficient in the production process. We're planning on additional growth in 2017. We currently have over 900 retail customers around the state of Texas.

Tell us about the beer market in Texas and how you tackled that market. ^

Rather than align ourselves with one particular distributor we have been fortunate to create relationships with seven different distributors around Texas and we recently added one in Kansas. The national franchise laws are one of the biggest challenges for any brewery that's starting out or one that's been in existence in Texas. We've been very fortunate to have great distribution partners. They all have their strengths and weaknesses but our core goals are in alignment and we are all interested in selling more product.

We have also seen a crowded beer market in Texas. Everybody wants to bring his or her beer to Texas. The number of breweries is growing. We've decided to really focus on some of our core brands and follow the demand. We're seeing a lot of interest outside of Texas with the new Eve Ale and with some of our core brands as well. There is great potential for us to grow outside of the Texas market. This is one of the key drivers in our partnership with the Wefunder folks.

Tell us about your production capacity. ^

Our capacity with only running a single crew day
shift of brewing is 7,000 barrels a year. We have a 40-barrel brew house
and have recently added additional 60-barrel fermentation tanks along with a 60-barrel bright tank. By adding another shift we could easily produce up to 12-14,000 barrels. We have a 12,000 square foot facility and have space to add additional tanks and increase production even more.

How will that evolve as you scale? ^

One of the things we have to consider in this model
is to expand the operations to a bigger facility. We do have some options in
moving to other larger facilities if we need larger space. We have a couple
options but this is a few years out. We have a great home at Saint Elmo
for now. We invested in a state of the art canning line from Wild Goose. This
is a significant piece of the puzzle in terms of cost of production and
bringing beer to market. We're poised to react quickly and scale when we
need to. We've also built our pads and infrastructure at the brewery in a way

that we could add more 60 or 90-barrel tanks when needed so we're in a good
position from a production scalability perspective.

What ideas do you have for growth in the next months?

I spent several weeks this summer visiting some
of the major markets that we want to target in this model. Right now we are in
Texas, Kansas, and most recently Montana, but we are going to target states
like Nevada, California, Oregon, Colorado, Wyoming, New Mexico, Illinois, New
Jersey, New York, Florida and a few more over the next 12 to 18 months. Most
have the essential distribution model and demographically they have solid market
potential and the ability to support very good numbers. Strong indication on all
levels; individual retailer, individual customers as well as distribution
partners that want to get behind the brand and what we're doing.

How has the Evel Ale been affecting your growth? ^

Initially we launched the Evel Ale here in Austin and have grown the brand over the last 9 months with very little marketing dollars. We also launched the Evel Ale this summer in Topeka, Kansas. The Evel Knievel Museum, which is the largest Evel Knievel museum in the world. It will be opening this fall. The beer is going to be an instrumental part of the museum and supporting activities, events in terms of the fundraising. There is talk of an Evel Brew Pub on site that will be serving exclusively Evel Ale. The museum is going to be a very important piece of the Topeka community. We did a similar thing in Montana this summer with the Evel Knievel Days, the largest festival celebration of all things Evel.

We had two giant pallets of beer, which was supposed to be enough for 4 days. It sold out in 3-4 hours on the first day!

But even more importantly, we have worked out the entire model for how to get beer to another state and how to get the licensing done and the logistics on the distribution side. We're currently working on Nevada. We should have that done this month. There's going to be a Caesars Palace Evel Knievel 40th anniversary celebration next year and there is great interest in having the beer in Las Vegas.

What does it cost to go into a new state? How quickly do you get that money back? ^

Our initial model takes about $15,000. Cost of acquisition in terms of time, travel, and set up, logistic fees and everything else. It depends on the market size and can take anywhere between 6 to 12 months to have everything up and running. This is why it's important to do this in parallel. In some of these bigger markets we can pull that back to probably 3 to 6 months.

We choose our new markets carefully. It's really about where can we spend the money and get the money back quickly and also build the brand with a good partner that understands the beer, the brand and has good events and a good demographic to really pull the beer through.

What is it going to take to get the Evel Ale into international markets? What's your relationship like with the Knievel family? ^

We've identified that wherever there's an Evil fan club there's a fan base. There is a very strong fan base in Canada. The biggest fan base outside of the US appears to be in Great Britain. This all started with Evel's Wembley Stadium jump. Interestingly enough there's are strong followings in France, Japan, China, Portugal and Chile in South America. People have expressed tremendous interest in hosting events and doing partnerships to bring the brand to those areas.

I think the first market will be England just because of the reach and there's such a strong fan base there. What we've talked about at a very high level is doing an event. A lot of this will be coordinated with Kelly Knievel and the Knievel family. Knievel Enterprises is organizing a jump with a guy named Doug Danger here in Austin next summer. He will be jumping the Congress Ave Bridge during the ROT rally. He's a huge Evel Knievel fan and every time he jumps it's a tribute to Evel Knievel. Doing an event like that to kick off the launch across the pond would be a perfect example of how to get that brand going. We are excited about sponsoring Doug in 2017

How involved are you with the Evil Knievel brand? ^

Lathan McKay, one of our investors and my partner in this project, introduced me to Kelly and the Evel Knievel family. Kelly is their main representative of the Knievel family. He and Lathan have been working together for years and they, together own the majority of all the historical collateral such as Evil's motorcycles, skyrockets, helmets, leathers and various other items. With Kelly, Lathan and their history we've been able to build a very productive, honest and forward leaning relationship. Everything we do is really about honoring Evel and the brand. We're very involved in terms of developing the design of the can the logos and the taglines. From a financial perspective we pay a royalty to the Knievel family for the licensing rights. Anytime we sell beer we pay them a royalty per case. What we get in return is complete access to that portfolio of collateral and information from videos to images.

What's next for your business and why are you raising money now? ^

The biggest upfront expense in a production facility is the cans, packaging and raw materials. One of the primary uses of the money is to get all this lined up. We will need to buy enough cans, trays and 6-pack holders. To have everything ready to scale and be in a good position to ramp that up quickly. Our partner Berlin will house everything, and then ship it to us every week to us. Right now we keep everything at the facility. A lot of the vendors we use are geared for very large production partner/facilities. Getting that whole model in place is going to need some up front capital.

A key piece of equipment we will need is a filtration system for the beer. Shipping out of state will require our craft beer to be stable in various temperatures. Many smaller breweries do not filter their beer and have stability issues during shipping and distribution.

The final need for funding is to build out the sales and distribution network within our key states. We've got some key hires to make in people with experience in setting up the distribution model, the merchandising side and the marketing and sales. Fortunately we have some experience and have learned a lot over the last couple of years.

What's been your biggest challenge so far? ^

The biggest challenge has been distribution and dealing with distributors. When we built our original model we were heavily reliant on our distributors in terms of playing a very active role in building the brand, merchandising, sales activity and growth. We soon realized that it really fell on us to create the demand and it was a big challenge. It caused us to spend a significant amount of time and money that wasn't in the original plan. We have re-engineered this process on a local basis so when we launch a new market we are driving the demand and brand interest. This will be a key part of our success as we move forward nationally.

The bottom line is we need distributors and they are our partners. We have learned that to make it work you both have to lean in pretty hard. We have to be realistic about their role and what they can do well. This is an ongoing challenge. We've learned a lot so we know what to expect going forward as we bring on more and expand. If you have realistic expectations about what your partners can and cannot do it allows you to plan realistically going forward.

What keeps you up at night about the business? ^

What keeps me up at night is that this market is changing so fast. On the retail side, it's causing things to get very complicated and very crowded. New breweries are coming in and they want their beers represented and on the shelf. The distributor is under tremendous pressure to take on new brands and create new revenue opportunities. At the end of the day the retailers are not adding shelf space weekly or building new coolers every week. There's a logjam in terms of new brands, new beers and retail space.

This is an inherent problem in the industry. It concerns us but at the same time, we are recreating ourselves. We're doing two things. One is the Evel brand in terms of creating a very unique and iconic brand that's out side the traditional mold of a brewery just producing another seasonal beer. Also, we're creating something truly unique! A historical brand, iconic packaging and branding, a story and a history that is both interesting and intriguing. It is working.

Also, the largest growth area in the whole brewery sector is brewpubs. We're putting a lot of time and energy into the brewpub. We're adding about 2,000 more square feet upstairs in an air-conditioned area because people want it. They want to come to the brewery and they want to have a good experience with food and music. We now have a great platform for people to enjoy new beers. This allows us to follow the feedback, positive market trends and make decision about new beers, styles going forward.

The beer brewing industry is incredibly competitive. Why will you win? ^

We know the category style approach to bringing a beer to market is very unique. Everything that we've done research-wise and demographic-wise really points in a very positive direction. We have a lot of access to powerful data through our partner Vic Camozzi. The brand interest in the Evel Ale is a broad 21 to 85 age group. This is a very broad spectrum. I've been involved in many industries; software, banking, insurance, finance, security and healthcare and I've never seen a broader demographic tied to a brand. This is a large market -demographic. This includes the Millennials, GenXer's, Boomer's. Its people that love extreme sports, its racers and daredevils and many more. It's also the people like my dad that enjoyed watching ABC's Wide World of Sports featuring all of Evel's heroic events.

We have 2 years under our belt. We've made some mistakes, we have a lot of experience and we have a good team. We've got a strong relationship with the group that's tied to the Evel Knievel brand. We've mitigated a lot of what I think are the potential risks in the process. We used this year as a transition year to get things right and position ourselves for success in years to come. We've launched the new Evel Ale beer, we're in major metropolitan areas and people love the beer. They love the packaging and they love what we're doing. We've done a lot of work to get to this point and we're poised to really do some exciting things.

Tell us about the team. ^

There are three founders. Myself, Bryan Wallace and Vic Camozzi. Bryan and I have worked together for the last 20 years in different businesses, mainly in the software industry. Vic is a serial ad and a marketing guy. One of the best in the industry. He was one of the primary creative directors at GSD&M for 15 years and has led major beer campaigns for Spaten, Pacifico, Kronenbourg and others. He has a lot of experience with creating and building a brand, understanding the demand. He helped me put together the names; create the brand and the beer styles and names. He has an amazing team and talented resources. We're very excited about what we have been able to do so far and more so about the future.

We then hired Russ Hall, an experienced brewer with almost 20 years of brewing experience both here in Austin at Live Oak and at Portland Brewing Company in Oregon. He also ran a famous brewpub here is Austin called Love joys, an experimental brewpub early on before it was trendy and cool. He made exotic and unique beers that still get talked about and referenced today. He is an amazing brew master and has both large brewery experience and knack for small batch specialty beers. We also have a great taproom and sales team. Seasoned folks that are passionate about the brewery.

This is an unusual fundraising strategy. Why have you given your customers the chance to invest online via Wefunder?

We have all of this interest and demand from all over the US and the world. We've had a very difficult time outside of social media connecting with these people. They're asking for the beer. How do I get the beer? Where can I get the beer? The crowd-funding model creates an interesting proposition and allows us to connect or deal directly with these potential customers and the fans of the brand. This is a huge departure from dealing with a few selected investors. People around the country can get behind the brand and invest in the company on an incremental basis. We can develop that relationship. We can provide them with collateral and info; they can become ambassadors of the brand. As we go to these new markets, having investors and having people that can participate in the

funding process to me is a very exciting and a unique model.

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RISKS SPECIFIC TO SOUTH AUSTIN BREWERY

1. Evolving, Competitive Market. The craft and specialty beer market is a quickly evolving market with a great deal of competition. There is no clear indication where this threshold is or may be for the number of new beers and breweries in the US.

The Local and national beer market is competitive with most of the beer being controlled, distributed by the large houses, Miller, Coors and Bud. This presents both challenges and opportunities in its current framework.

2. Capital Intensive Industry. Brewing beer is capital intensive enterprise. We are currently looking to purchase a centrifuge which is a large capital expense and which portions of this raise will be dedicated towards. The centrifuge will allow us to distribute nationally by increasing the stability (and, as a result, the self life) of the product. If this raise fails or we are unable to purchase the centrifuge for other reasons, this would have an adverse affect on our plans to increase our revenue streams.

3. Regulated Market. Most states operate under antiquated sales and distribution laws tied to the 3-tier system. These are very different in each state and many are being challenged, changed as we speak.

4. A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

5. Possible delays in state permitting to obtain licensing for distribution. The process has take 2-3 months to obtain approval from various states. Once we are approved we will required to choose a distributor.

6. Uncertain Revenue. In terms of revenue, it could be that our financial projections are not accurate or that it takes longer (if at all) to meet projections. If this is the case, our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. We are a start-up company with historical revenues to date. It is important to note, that while repayment dates are structured as quarterly, the repayment amount is not necessarily a fixed amortization schedule. Rather, the repayment is

structured as 10% gross revenue until 1.5x is repaid.

7. Potential supply chain issues. As a new fairy new brewery there is a chance that we could experience supply chain issues with ingredients due to lack of a long-standing relationship with suppliers. For example, if there were a hop scarcity, there is a risk that we would have to amend our list of prototype brews to date. Thus creating a concern for quality control and sourcing for our tap-room and distribution capabilities. This applies to all aspects of the brewery including raw and production materials.

8. Delay in equiptment delivery. Although equipment has been sourced and is currently available, there could be a delay in delivery of key pieces of equipment. South Austin Blue Brewery may experience a delay in funding or pick-up, a situation could arise that would cause us to source elsewhere. Should we have to commission new equipment, other than what has been sourced, there could be a "delay in opening" due to lengthy fabrication times. Although we have no reason to believe we will live this scenario, as with most things - these risks do exist.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

South Austin Brewery is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Bryan Wallace

Senior Director, Strategic Accounts - Healthcare
Austin, Texas | Computer Software

Current Accruent
Previous Accruent, SiteFM
Education University of Texas

Send Bryan InMail

266 connections

https://www.linkedin.com/in/bryan-wallace-b8a42298

Background

Experience

Senior Director, Strategic Accounts - Healthcare
Accruent
October 2015 – Present (1 year 1 month) | Austin, Texas Area

Senior Director - Product Mangement - Healthcare
Accruent
August 2014 – October 2015 (1 year 3 months) | Austin, TX

CEO
SiteFM
May 2011 – August 2014 (3 years 4 months) | Austin, Texas Area

Founder
SiteFM
November 1990 – August 2014 (23 years 10 months) | Austin, Texas Area

SiteFM, headquartered in Austin, TX, enables healthcare facilities to manage the environment of care with solutions that increase productivity and reduce the burden of regulatory compliance. SiteFM's easy-to-use work order (CMMS), space/life safety drawing management and asset monitoring/tracking applications result in unprecedented utilization of assets and resources. We empower managers at more than 400 healthcare facilities to take control of their maintenance and operations, and prepare for facility audits and inspections.
http://www.accruent.com/accruent-to-enter-healthcare-industry

Skills

Top Skills

- 8 Management
- 7 Strategic Planning
- 6 Team Building
- 6 Start-ups
- 5 SaaS
- 4 Contract Negotiation
- 3 Product Management
- 3 Leadership
- 3 Program Management
- 3 Cross-functional Team...

Bryan also knows about...

- 3 Salesforce.com
- 2 Cloud Computing
- 2 Software as a Service...
- 1 Ruby on Rails

Languages

English
Native or bilingual proficiency

German
Elementary proficiency

Education

University of Texas
1981 – 1986

The University of Texas at Austin

Recommendations

Given (1)



Chanille Juneau
Senior Product Manager, Retail Strategy

"I worked with Chanille as one of the industry product managers at Accruent. She designed and implemented an outstanding early adopter program for the company. She is also very talented at discovering and understanding the client's needs and developing a precise product plan to achieve overwhelming customer success and satisfaction.

February 2, 2016, Bryan worked directly with Chanille at Accruent



Martyn R. Buffler

Vice President of Sales & Marketing - Business Owner

Austin, Texas Area | Management Consulting

Current South Austin Beer Partners LLC

Previous Accruent, SiteFM - Facility Solutions for the Healthcare Environments, Assureview

Education The University of Texas at Austin

Send Martyn R. InMail

56 connections

https://www.linkedin.com/in/martyn-r-buffler-365421

Contact Info

Background

Experience

Managing Partner
South Austin Beer Partners LLC
August 2014 – Present (2 years 3 months) | Austin, Texas Area - DBA South Austin Brewery

VP Sales and Marketing
Accruent
August 2014 – December 2014 (5 months) | Austin, Texas Area

CMMS and professional services provider

Owner - V.P. Sales & Marketing
SiteFM - Facility Solutions for the Healthcare Environments
August 2004 – August 2014 (10 years 1 month) | United States

Currently serves as VP - Sales & Marketing for FTG.
National Account Management & Sales Operations for over 500 hospitals and healthcare networks in the US
Market development, demand generation, web site traffic growth.
Strategic Account Development - Hospital Networks including business plan & sales strategy management.
Business Development - Product & Key Markets

FTG currently serves the healthcare facilities industry with a suite of products & services designed to assist the engineers in managing the current regulatory & compliance environment.

CEO / V.P. Director of Operations
Assureview
January 2001 – June 2004 (3 years 6 months)

Digital Surveillance Company - Assureview created surveillance based technology and software for the security industry. Propriety software - privately held company.

Education

The University of Texas at Austin
B.A., Degrees - Psychology, Geography
1981 – 1986

Activities and Societies: Kappa Sigma Fraternity

Baylor University - Hankamer School of Business
MBA, Master of Business Administration
2002 – 2004

Baylor University - Hankamer School of Business
Master of Business Administration (M.B.A.), Business, Management, Marketing, and Related Support Services
2002 – 2004

The University of Texas at Austin
Bachelor of Arts (B.A.), Psychology
1981 – 1986

Organizations

Additional Organizations

ASHE, ASHES, TAHFM

Skills

Top 5

- Strategic Planning
- Team Building
- Business Development
- Management
- Leadership

Martyn R. also knows about...

- Marketing Strategy
- Project Management
- Business Process...
- Product Management
- Start-ups